EXHIBIT 99.2
The presentation of certain prior period amounts have been reclassed to conform with current year presentation. The following is a summary of the impact for each quarter for the fiscal year 2021:

As Previously disclosed
	Three months ended March 31, 2021	Three months ended June 30, 2021	Three months ended September 30, 2021	Three months ended December 31, 2021	Year ended December 31, 2021
Net sales
Net sales - products	$844.0	$976.5	$926.0	$1,108.0	$3,854.5
Net sales - services	254.4	283.8	302.9	302.5	1,143.6
Net sales	1,098.4	1,260.3	1,228.9	1,410.5	4,998.1
Costs of sales
Cost of sales - products	593.4	686.2	678.4	856.5	2,814.5
Cost of sales - services	147.0	164.8	168.8	180.3	660.9
Cost of sales	$740.4	$851.0	$847.2	$1,036.8	$3,475.4
Change
Net sales
Net sales - products	$(40.3)	$(49.9)	$(31.2)	$(38.5)	$(159.9)
Net sales - services	40.3	49.9	31.2	38.5	159.9
Net sales	—	—	—	—	—
Costs of sales
Cost of sales - products	(29.8)	(32.8)	(25.0)	(27.2)	(114.8)
Cost of sales - services	29.8	32.8	25.0	27.2	114.8
Cost of sales	$—	$—	$—	$—	$—
Updated Disclosure
Net sales
Net sales - products	$803.7	$926.6	$894.8	$1,069.5	$3,694.6
Net sales - services	294.7	333.7	334.1	341.0	1,303.5
Net sales	1,098.4	1,260.3	1,228.9	1,410.5	4,998.1
Costs of sales
Cost of sales - products	563.6	653.4	653.4	829.3	2,699.7
Cost of sales - services	176.8	197.6	193.8	207.5	775.7
Cost of sales	$740.4	$851.0	$847.2	$1,036.8	$3,475.4